Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a Director of Ecolab Inc., a Delaware corporation (the “Company”), does hereby make, nominate and appoint DOUGLAS M. BAKER, JR., JAMES J. SEIFERT and MICHAEL C. McCORMICK, and each of them, individually, to be my attorney-in-fact, with full power and authority to sign his name to (a) a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended, of (i) 17,000,000 shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), being registered for the first time pursuant to the Ecolab Inc. 2010 Stock Incentive Plan (Amended and restated effective May 2, 2013) (the “2010 Plan”), plus (ii) 680,000 shares of Common Stock (the “Carryover Shares”) that were previously registered by the Company under the Ecolab Inc. 2005 Stock Incentive Plan (the “2005 Plan”) on a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on November 3, 2005 (File No. 333-129427) (the “Prior Registration Statement”) that have become available for issuance under the 2010 Plan as a result of awards outstanding under the 2005 Plan as of May 6, 2010 having subsequently lapsed, expired, been forfeited or terminated or been settled in cash or the withholding of shares from such awards other than stock option or stock appreciation rights awards to satisfy tax withholding obligations; (b) any and all amendments to such Registration Statement; and (c) a Post-Effective Amendment No. 2 to the Prior Registration Statement to deregister the Carryover Shares, provided that the Registration Statement, any amendments thereto, or such Post-Effective Amendment No. 2, in final form, be approved by said attorney-in-fact, and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature on August 1, 2013.

/s/Barbara J. Beck
Barbara J. Beck

/s/Stephen I. Chazen
Stephen I. Chazen

/s/Jerry A. Grundhofer
Jerry A. Grundhofer

/s/Arthur J. Higgins
Arthur J. Higgins

/s/Joel W. Johnson
Joel W. Johnson

/s/Michael Larson
Michael Larson

/s/Jerry W. Levin
Jerry W. Levin

/s/Robert L. Lumpkins
Robert L. Lumpkins

/s/Victoria J. Reich
Victoria J. Reich

/s/Mary M. VanDeWeghe
Mary M. VanDeWeghe

/s/John J. Zillmer
John J. Zillmer